EXHIBIT 10.2

[***] in this exhibit indicates that a confidential portion of the exhibit has been omitted; such portion has been filed separately with the Securities and Exchange Commission.

AMENDED AND RESTATED DISTRIBUTOR LICENSE AGREEMENT
AMONG
ORBITAL IMAGING CORPORATION,
SAMSUNG AEROSPACE INDUSTRIES, LTD.
AND
KOREA AEROSPACE INDUSTRIES, LTD.

     This Amended and Restated Distributor License Agreement (the “Agreement”) is made and entered with effect as of September 1, 2000, among Orbital Imaging Corporation (“ORBIMAGE”), whose principal place of business is 21700 Atlantic Boulevard, Dulles, Virginia, 20166, USA, Samsung Aerospace Industries, Ltd. (“Samsung”), whose principal place of business is 141, Samsung-Dong, Kangnam-Ku, Seoul, Korea, and Korea Aerospace Industries, Ltd. (“Licensee”), whose principal place of business is 463, 3Ka, Chungjeong-Rd, Seodaemun-ku, Seoul 120-709 Korea.

RECITALS

     WHEREAS, ORBIMAGE and Samsung entered into (a) that certain Distributor License Agreement dated December 1, 1995 (the “First Agreement”), which agreement was superceded in its entirety by (b) that certain Amended and Restated Distributor License Agreement between ORBIMAGE and Samsung entered into on November 23, 1996 (the “Second Agreement”), which agreement was superceded in its entirety by (c) that certain Amended and Restated Distributor License Agreement between ORBIMAGE and Samsung entered into on November 24, 1998, as amended by (i) Amendment No. 1 thereto entered into as of December 15, 1999, (ii) Amendment No. 2 thereto entered into as of February 28, 2000, (iii) Amendment No. 3 thereto entered into as of March 24, 2000, (iv) Amendment No. 4 thereto entered into as of May 12, 2000, (v) Amendment No. 5 thereto entered into as of June 28, 2000, and (v) Amendment No. 6 thereto entered into as of August 14, 2000 (as amended, the “Third Agreement”); and

     WHEREAS, the parties desire to amend and restate the Third Agreement in its entirety on the terms and conditions set forth herein; and

     WHEREAS, Samsung desires to assign the Agreement, as amended and restated hereby, and all of Samsung’s rights and obligations hereunder to Licensee, Licensee is prepared to accept such assignment, and ORBIMAGE is prepared to consent to such assignment, on the terms and subject to the conditions set forth in this Agreement, including, without limitation, Section 1.c; and

     WHEREAS, in consideration of ORBIMAGE consenting to said assignment and as a condition thereof, [****************************************], has agreed to guarantee Licensee’s performance of this Agreement on the terms and subject to the conditions set forth in that certain Guarantee of Agreement of [*****] of even date herewith, attached hereto and made a part hereof by this reference.

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1 — ASSIGNMENT

     a. In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to Section 1.c. of this Amendment, Samsung hereby assigns, transfers and delivers to Licensee all of Samsung’s right, title and interest in and to this Agreement as amended and restated hereby, to have and to hold this Agreement hereby assigned, transferred and delivered to Licensee, its successors and permitted assigns, forever, and Licensee hereby accepts the assignment, transfer and delivery of this Agreement and expressly assumes, and agrees to be bound by and timely perform, observe, discharge and otherwise comply with all of the duties, obligations, terms, covenants, agreements, conditions and liabilities of Samsung hereunder from and after the date of this Agreement. Pursuant to Section 14.b. of this Agreement and subject to Section 1.c. hereof, ORBIMAGE hereby consents to the foregoing assignment.

     b. Samsung hereby agrees that it shall execute, acknowledge and deliver such further conveyances and instruments or documents and do such further acts as may be necessary or appropriate to deliver to Licensee, its successors and permitted assigns, all of Samsung’s right, title and interest in and to this Agreement hereby assigned, transferred and delivered to Licensee pursuant to Section 1.a. hereof.

     c. The parties acknowledge that the assignment of the Agreement to Licensee by Samsung pursuant to Section 1.a. hereof and the amendments to the Third Agreement set forth herein are subject to review and approval by the U.S. Department of Commerce under the terms and conditions of that certain operating license described in Section 3.c. of the Agreement (the “DOC License”). This Agreement shall automatically terminate with no further action required by either party and with no liability to either party of any nature whatsoever if the Department of Commerce does not approve the assignment of this Agreement to Licensee as contemplated hereby and/or the amendments to the Third Agreement set forth herein.

     d. Subject to prior review and approval by the U.S. Department of Commerce as required by the DoC License, Licensee shall have the right to assign this Agreement and all of its rights and obligations hereunder to a legal entity to be formed under the laws of the Republic of Korea, which entity shall either be 100% owned by the Korean Government or an agency or instrumentality thereof, or the Korean Government shall own more than 50% of the entity and the remaining owners shall be persons of Korean nationality reasonably acceptable to ORBIMAGE. If Licensee elects to assign this Agreement pursuant to this Section 1.d, it shall so notify ORBIMAGE in writing, which notice shall contain a description of the legal entity to which it proposes to assign the Agreement and the owners of the proposed assignee. Upon receipt of said notice, ORBIMAGE shall promptly submit a request to the Department of Commerce requesting approval of the proposed assignment. If the Department of Commerce approves the assignment, ORBIMAGE shall promptly prepare an instrument of assignment, which instrument shall effectuate Licensee’s assignment of this Agreement to the proposed assignee, as well as any other terms and conditions required by the Department of Commerce as a condition of its approval of the assignment. If the Department of

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

Commerce does not approve the proposed assignment, this Agreement shall continue in full force and effect. As a condition of any assignment under this Section 1.d, [*****] shall continue to fully guarantee the performance of this Agreement by the entity to which Licensee assigns this Agreement.

2 — DEFINITIONS

As used in this Agreement, each of the following terms has the meaning set forth thereafter, such meaning to be equally applicable both to the singular and plural forms of the terms herein defined:

     a. Authorized Customer: Any person other than (i) an entity listed on the U.S. State Department List of terrorist countries or a citizen thereof or (ii) any other person who under U.S. laws or regulations is prohibited from receiving OrbView Systems imagery.

     b. DITOS (Distributor Image Tasking Optimization System): The ORBIMAGE provided proprietary software component used by ORBIMAGE’s regional distributors to produce an image tasking scenario from a database of pending image orders taking into account spacecraft capabilities and image priorities.

     c. Effective Imaging Range: The geographic area included in the Territory, provided that the satellite is within the communication range of the Licensee Ground Facility.

     d. Licensee Ground Facility: The ground image receive station and image processing center located in the Territory.

     e. OrbView Imagery: Imagery derived from the OrbView-3 and OrbView-4 Systems other than hyperspectral imagery.

     f. OrbView-2 System: The OrbView-2 space-based system, which provides high performance multispectral color imagery of the Earth’s surfaces.

     g. OrbView-3 System: The space-based system consisting of the satellite bus, one-meter panchromatic camera, four-meter multispectral camera and an associated ground segment consisting of the command and control station, the ground image receive station and the image processing center. The OrbView-3 System will produce one-meter panchromatic and four-meter multispectral imagery.

     h. OrbView-4 System: The space-based system currently consists of the following configuration: satellite bus, one-meter panchromatic camera, four-meter multispectral camera, and associated ground segment consisting of the command control station, the ground receive station and the image processing center. The OrbView-4 System will produce one-meter panchromatic and four-meter multispectral imagery.

     i. OrbView Systems: The OrbView-2, OrbView-3 and OrbView-4 Systems.

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

     j. Operational Capability Date: The date on which the OrbView-3 or OrbView-4 System satellite is placed into operation, whichever occurs first, following the successful launch and completion of on-orbit checkout of such satellite, including all of its subsystems and payloads.

     k. Operational Period: The twelve (12) month period commencing on the Operational Capability Date and each succeeding twelve (12) month period commencing on the anniversary of the Operational Capability Date during the term of this Agreement.

     l. Primary Satellite: The first satellite (either the OrbView-3 System satellite or the OrbView-4 System satellite) to be placed into operation following the successful launch and completion of on-orbit checkout of such satellite, including all of its subsystems and payloads; provided, however, that if OrbView-4 is launched before OrbView-3, OrbView-3 shall become the Primary Satellite when it is placed into operation following successful launch and completion of on-orbit checkout.

     m. Primary Satellite Target Launch Date: June 30, 2001.

     n. Secondary Satellite: The second satellite (either the OrbView-3 System satellite or the OrbView-4 System satellite) to be placed into operation following the successful launch and completion of on-orbit checkout of such satellite, including all of its subsystems and payloads; provided, however, that if OrbView-4 is launched before OrbView-3, OrbView-4 shall become the Secondary Satellite when OrbView-3 is placed into operation following successful launch and completion of on-orbit checkout.

     o. Secondary Satellite Target Launch Date: June 30, 2002.

     p. Territory: North and South Korea, to include the 200 nautical mile fishery conservation zone of North and South Korea.

3 — GRANT OF LICENSE

     a. Subject to receipt of U.S. Department of Commerce and all other applicable U.S. agency approvals of this Agreement, ORBIMAGE grants to Licensee the following licenses (individually and collectively, the “License”):

          (i) prior to the successful launch and on-orbit checkout of the Secondary Satellite, a non-exclusive license in the Territory to receive OrbView Imagery of the Territory using the Primary Satellite on a non-priority basis while such satellite is within the Effective Imaging Range. The foregoing license shall also include the non-exclusive right to process and distribute OrbView Imagery of the Territory solely to Authorized Customers located in the Territory;

          (ii) upon the successful launch and on-orbit checkout of the Secondary Satellite, an exclusive license in the Territory to receive OrbView Imagery of the Territory using the Primary Satellite on a priority basis while such satellite is within the Effective Imaging Range, and a non- exclusive license in the Territory to receive OrbView Imagery of the Territory using the Secondary Satellite on a non-priority basis while such satellite is within the Effective Imaging Range. The

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

foregoing license shall also include the exclusive right to process and distribute OrbView Imagery of the Territory solely to Authorized Customers located in the Territory;

          (iii) a non-exclusive license in the Territory during the term hereof to process and distribute OrbView Imagery of areas of the world outside of the Territory, to Authorized Customers in the Territory, subject in all respects to the existing and future rights of other existing and future ORBIMAGE distributors and the mutual agreement between ORBIMAGE and Licensee regarding the appropriate compensation;

          (iv) a fully paid, non-exclusive license in the Territory to receive OrbView-2 imagery from a downlink antenna located in Korea, and to process and sell OrbView-2 imagery to Korean government customers only. Such license does not provide Licensee with rights to receive, process or sell OrbView-2 imagery on a commercial basis. In addition, such license does not provide any government customer with rights to redistribute OrbView-2 data outside of the government. ORBIMAGE shall provide a ground processor unit for decoding OrbView-2 data subject to the provisions set forth in Sections 4.a.(xi) and 4.b.(vii) at no additional cost;

          (v) a fully paid, non-exclusive license in the Territory during the term hereof to use DITOS solely for the purpose of producing image tasking orders for the OrbView-3 and OrbView-4 systems in accordance with the terms and subject to the conditions of this Agreement. It is the intent of the parties that Licensee will use DITOS on a stand alone basis. ORBIMAGE will provide DITOS to Licensee at no charge, and Licensee will be solely responsible for all costs and expenses of installation and operation. Notwithstanding the foregoing, the Licensee has an option to integrate DITOS into the Licensee Ground Facility. If Licensee elects to integrate DITOS, Licensee shall bear the risk of, and shall be solely responsible for all costs and expenses of, integrating DITOS into the Licensee Ground Facility; and

          (vi) a fully paid, non-exclusive license in the Territory during the term hereof, to use, to the extent permitted by law, the ORBIMAGE logos, trademarks, service marks and name related to the business contemplated to be carried out hereunder, in accordance with the terms and conditions set forth in this Agreement, and ORBIMAGE’s written policies for such use in effect from time to time, as described in Section 4.a.(iv).

     b. ORBIMAGE will command, control and task the OrbView Systems, including all of its subsystems, from its ground facilities located in the United States.

     c. The Licensee acknowledges that it must abide by the terms and conditions of the DOC License granted to ORBIMAGE by the U.S. Department of Commerce, a summary of which is attached as Attachment A hereto. Licensee hereby acknowledges that it has read, understands and will comply with the contents of Attachment A, including any subsequent modifications imposed by the U.S. Department of Commerce. The Licensee further acknowledges that it will not knowingly directly or indirectly sell or provide any OrbView Imagery to any person other than an Authorized Customer. Violation of any of the terms of this paragraph will be sufficient cause for, at ORBIMAGE’s sole option, immediate cancellation or termination of this Agreement, including the License granted hereunder.

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

     d. Except as otherwise provided in Section 1.d, the Licensee may not transfer or assign this Agreement, including, without limitation, the License, to any other user, operator, person or entity without the prior written consent of ORBIMAGE and the U.S. Department of Commerce as required by Section 14.b. hereof.

     e. The Licensee acknowledges its responsibility to ensure that all receivers of OrbView Imagery are notified and agree that they may not redistribute, sell or provide any OrbView Imagery in any form to any other entity without the prior written consent of ORBIMAGE. Licensee shall strictly enforce such prohibitions against any and all receivers of OrbView Imagery.

4 — SCOPE OF AGREEMENT

     a. Responsibilities and rights of Licensee. Licensee shall:

          (i) Promptly obtain and at all times maintain, at its sole expense, all governmental approvals, licenses, authorizations and permits (the “permits”) necessary (a) to facilitate operations of the OrbView Systems in the Territory, including any necessary in-country environmental impact studies, (b) to provide OrbView-3 and OrbView-4 System services in the Territory, and (c) to use the Licensee Ground Facility to receive high-resolution (1 meter panchromatic and 4 meter multi-spectral) imagery during the term of this Agreement;

          (ii) Use all commercially reasonable efforts to advertise, promote and market OrbView-3 and OrbView-4 Imagery to Authorized Customers. Except as otherwise provided for in this Agreement, Licensee is responsible for actively promoting OrbView-3 and OrbView-4 products to all Authorized Customers within the Territory, and for selling OrbView-3 and OrbView-4 Imagery of the Territory that has been downlinked to the Licensee Ground Facility to all Authorized Customers located in the Territory;

          (iii) Operate the Licensee Ground Facility and perform its obligations hereunder in a manner so as not to injure the reputation of ORBIMAGE or otherwise adversely impact the operations or commercial viability of the OrbView Systems inside and outside the Territory;

          (iv) With the prior written approval of ORBIMAGE and to the extent permitted by applicable law, use the OrbView logos and all OrbView trademarks and service marks in Licensee’s marketing and advertising for the Licensee Ground Facility. Such use will conform to ORBIMAGE requirements for display and use of the OrbView logos, trademarks and service marks; and obtain all governmental approvals, licenses, authorizations and permits necessary to use such logos, trademarks and service marks and, to the extent not previously done so by ORBIMAGE, to register such logos, trademarks and service marks in OrbView’s name for use by Licensee in the Territory. Any modification or partial use of the word “OrbView” for a logo, trademark, service mark or trade name shall also require the prior written approval of ORBIMAGE;

          (v) Pay to ORBIMAGE the fees, costs and other payments set forth in this Agreement;

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

          (vi) Give ORBIMAGE and its representatives reasonable access during normal business hours to Licensee’s books, accounts, records, contracts and documents concerning the Licensee Ground Facility and use of the logos, trademarks and service marks for, among other reasons, the purpose of determining compliance by Licensee with the terms of this Agreement;

          (vii) Establish an accounting system with books, records and procedures sufficient to establish and maintain an adequate audit trail of all OrbView-3 and OrbView-4 Systems transactions conducted by Licensee. Licensee agrees that only one set of accounting records will exist and that said accounting system shall provide for the separate tracking of all OrbView-3 and OrbView-4 Systems transactions. Licensee also agrees that accounting records shall be recorded, updated and maintained on a regular basis so as to provide the means for ORBIMAGE to independently verify compliance with the provisions of this Agreement;

          (viii) Use the Licensee Ground Facility to receive high-resolution imagery of equal or better quality to that described in Attachment B from the OrbView-3 and OrbView-4 Systems. Subject to Section 4.a.(xiii), nothing contained in this Agreement shall limit or restrict Licensee’s right to receive and distribute in the Territory satellite data from competing high resolution satellite service providers. If Licensee elects to receive and distribute such data using the Licensee Ground Facility, Licensee shall be solely responsible for the cost of upgrading the Licensee Ground Facility in order to receive and/or process such competing satellite data and shall be solely responsible for any damage to the OrbView Systems portion of the Licensee Ground Facility resulting from such upgrade. In such event, Licensee must continue to meet all of its obligations under this Agreement. Without limitation of the foregoing, if such upgrading causes Licensee to be unable to receive, process, archive or distribute data from the OrbView Systems for any reason, Licensee shall remain fully liable to ORBIMAGE for all amounts payable by Licensee hereunder;

          (ix) Have the non-exclusive right to solicit other entities in the Territory to participate and/or invest in the Licensee’s promotion and sales of OrbView-3 and OrbView-4 System products in the Territory with prior written approval from ORBIMAGE;

          (x) Licensee must use DITOS to create image tasking requests for all of its imaging requests for the OrbView-3 and OrbView-4 Systems, as applicable, hereunder, and shall forward such orders to ORBIMAGE’s ground facility in the United States in accordance with ORBIMAGE’s Standard Operating Procedures in effect from time to time. ORBIMAGE shall provide Licensee with a copy of the Standard Operating Procedures prior to the launch of the Primary Satellite. Licensee shall also be responsible, at its expense, for procuring, establishing and operating a communications link necessary for system management purposes between the Licensee Ground Facility and the ORBIMAGE U.S. ground facility;

          (xi) Licensee shall not copy, modify, enhance, disclose, sell, distribute or re-license the OrbView-2 ground processor unit to any other person or entity or reverse engineer or disassemble the ground processor unit. Nor shall Licensee move the hardware from its original location without ORBIMAGE’s consent. Licensee agrees to promptly notify ORBIMAGE if Licensee becomes aware of any unauthorized distribution or use of the hardware. Upon termination of this Agreement for any reason, Licensee shall promptly return to ORBIMAGE all hardware and related documentation provided by ORBIMAGE, subject to normal wear and tear. Licensee will be

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

held liable for any damages to the hardware, up to and including the cost of replacement, resulting from loss, theft, misuse or negligence beyond normal wear and tear; and

          (xii) Licensee shall not copy, modify, enhance, reverse engineer, disclose, sell, distribute or re-license DITOS to any other person or entity. Licensee shall only install and use DITOS at the Licensee Ground Facility. Licensee agrees to promptly notify ORBIMAGE if Licensee becomes aware of any unauthorized use of DITOS. Upon termination of this Agreement for any reason, Licensee shall promptly return to ORBIMAGE DITOS and all related hardware, software and documentation provided by ORBIMAGE. In the event of any termination hereunder, Licensee further agrees that it shall not retain any copies of DITOS and such ORBIMAGE proprietary software or related documentation for any reason whatsoever; and

          (xiii) Licensee hereby appoints ORBIMAGE as its preferred supplier of one-meter panchromatic and four-meter multispectral satellite imagery of any area in the world, and before purchasing such satellite imagery from any other provider, Licensee shall use its best efforts to acquire such imagery from ORBIMAGE pursuant to the terms of this Agreement.

     b. Responsibilities of ORBIMAGE. ORBIMAGE shall:

          (i) Use commercially reasonable efforts to launch the Primary Satellite by the Primary Satellite Target Launch Date. Notwithstanding the foregoing, in the event the Primary Satellite has not been launched by December 31, 2001, then ORBIMAGE and Licensee shall each have the option to terminate this Agreement immediately, provided that written notice of termination must be delivered to the other party no later than January 15, 2002 (or the first business day thereafter if such date falls on a weekend or holiday);

          (ii) Use commercially reasonable efforts to launch the Secondary Satellite by the Secondary Satellite Target Launch Date. Notwithstanding the foregoing, in the event the Secondary Satellite has not been launched by December 31, 2002, then ORBIMAGE and Licensee shall each have the option to terminate this Agreement immediately, provided that written notice of termination must be delivered to the other party no later than January 15, 2003 (or the first business day thereafter if such date falls on a weekend or holiday). Notwithstanding the foregoing, in the event the launch of the Secondary Satellite fails for any reason, the parties shall promptly negotiate in good faith, a reduction to the guaranteed amount set forth in Section 5.c.(i), to reflect ORBIMAGE’s inability to satisfy the requirements of Section 5.c.(ii). If ORBIMAGE and the Licensee are not able to agree on a mutually acceptable reduction in the guaranteed amount within 60 days after the date of the launch failure, either party shall have the right to terminate this Agreement with immediate effect by written notice to the other, provided that such notice must be delivered to the other party no later than 15 days after the end of said 60-day period (or the first business day thereafter if such date falls on a weekend or holiday). In the event this Agreement is terminated pursuant to this paragraph, neither party shall have any liability to the other party hereunder except for payments due and unpaid for Primary Satellite system services through the date of termination;

          (iii) Use commercially reasonable efforts to assist Licensee in providing data relating to the OrbView Systems required by any governmental authority or agency in connection with Licensee obtaining any of the permits if Licensee cannot reasonably provide such data itself;

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

provided that written data shall be provided at ORBIMAGE’s expense and any data required to be presented in person or orally shall be provided at Licensee’s expense; and provided further that ORBIMAGE shall not be required to disclose any such data unless ORBIMAGE reasonably believes that such data will be maintained by the receiving party on a confidential basis and provided that such disclosure is permitted by law;

          (iv) Implement advertising and other promotional programs for the OrbView-3 and OrbView-4 Systems, the scope and timing of which shall be at ORBIMAGE’s sole discretion.

          (v) Perform and have sole responsibility for telemetry, tasking and control of the satellites and all of its subsystems and payloads using ORBIMAGE facilities located in the United States and Licensee may not perform these functions from its facilities;

          (vi) Seek the permission of the Licensee, which shall not be unreasonably withheld, prior to unilaterally taking any images of the Territory using the OrbView-3 Satellite, other than those specifically requested by Licensee, and provide appropriate compensation to Licensee, after such permission has been obtained, based on the documented retail price charged by ORBIMAGE for such imagery;

          (vii) Provide Licensee with periodic progress reports on a quarterly basis, it being acknowledged that the timeliness of such reporting is subject to compliance with all applicable U.S. and non-U.S. export control laws;

          (viii) Use commercially reasonable efforts to obtain insurance that will cover losses from either a launch or an on-orbit failure of the Primary Satellite;

          (ix) Provide Licensee an OrbView-2 ground processor unit for decoding OrbView-2 data. ORBIMAGE will change the key to the ground processor unit approximately every two weeks and will notify Licensee by electronic media notice of the new key approximately one week in advance of the time when the new key will be required. Licensee agrees to promptly change the key code when notified to do so by ORBIMAGE, and not to disclose the key to any person other than a person employed by Licensee with a need to know; and

          (x) Provide Licensee with one (1) copy of DITOS at no additional cost, for installation at the Licensee Ground Facility on a stand alone basis, solely for the purpose of producing image tasking orders for the OrbView-3 and OrbView-4 Systems in accordance with the terms and subject to the conditions of this Agreement; and

          (xi) Pay the cost of upgrading the Licensee’s Ground Facility for purposes of receiving and processing OrbView Imagery generated from the Primary and Secondary Satellites. ORBIMAGE and Licensee shall agree to the terms and conditions of said upgrading, including, without limitation, completion schedule, pursuant to a separate written agreement to be mutually agreed by the parties, it being understood that ORBIMAGE will use its best efforts to complete the upgrading of the Licensee Ground Facility within three (3) months after the launch of the applicable satellite. Licensee shall use its best efforts to support the upgrading of Licensee Ground Facility, including, without limitation, providing unlimited site access, furnishing any necessary equipment or

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

communication lines, providing any required governmental permits, authorizations and licenses, and making available any necessary staff for purposes of installation and testing.

5 — REVENUE REQUIREMENTS

     a. Licensee will have the sole authority to establish retail prices for OrbView-3 and OrbView-4 Imagery of the Territory sold to Authorized Customers located within the Territory. It is mutually agreed that such retail prices should be established at a level in which maximizes profits from sales of OrbView-3 and OrbView-4 imagery.

     b. Each request for a separate image shall be considered a “tasking”; for example, a stereo image product shall be considered two taskings. Imagery of the Territory taken by the OrbView Systems satellites shall be downlinked in real-time to the Licensee Ground Facility for processing, archiving, and sale.

     c. (i) Licensee agrees to pay ORBIMAGE a guaranteed amount of U.S.$5,000,000 during each Operational Period during the term hereof, for a total payment during the initial term of U.S.$20,000,000, provided that the raw imagery is transmitted in a reasonable fashion to Licensee. Such payments shall be made in arrears on a quarterly basis, and shall be in the amount of U.S.$1,250,000 per quarter in each Operational Period. The first payment shall be pro-rated as appropriate depending upon the actual Operational Capability Date. To the extent ORBIMAGE has made available the required minimum imaging window time hereunder, Licensee must pay the guaranteed amounts regardless of the imaging window time actually used by Licensee.

          (ii) In exchange for the payment by Licensee of the guaranteed amounts payable in each Operational Period pursuant to Section 5.c.(i), ORBIMAGE shall reserve [****************************] seconds of imaging window time per Operational Year (based upon actual orbit time) for Licensee’s use hereunder. Licensee shall use such imaging window time in accordance with ORBIMAGE’s Standard Operating Procedures in effect from time to time, and such imaging window time shall be allocated as a single contiguous window of [**********] seconds or more per pass. Licensee acknowledges and agrees that during the period when only the Primary Satellite is operational, ORBIMAGE may at its sole discretion, expand the Territory westward in order to provide the foregoing imaging window time, subject to the rights of ORBIMAGE’s other distributors. In the event ORBIMAGE is unable to provide the foregoing imaging window time, ORBIMAGE shall make available to Licensee any imaging window time not provided for use at a later date, or credit the annual guaranteed amount for such unused imaging window time. If Licensee fails to use any imaging window time allocated by ORBIMAGE to Licensee, the imaging window time shall nevertheless be applied towards the imaging window time reserved for Licensee as described above as if actually used by Licensee, on a second by second basis. Licensee acknowledges and agrees that any remaining imaging window time shall be reserved for ORBIMAGE use. Notwithstanding the foregoing, ORBIMAGE may make available additional imaging window time for use by Licensee in its sole discretion and ORBIMAGE shall have the right to use any imaging window time reserved for Licensee hereunder to the extent that it is not utilized by Licensee. Additional imaging window time actually provided to Licensee in any Operational Period shall be applied towards the amount of imaging window time reserved for Licensee in that Operational Period, on a second by second basis. In such event, Licensee shall pay

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

ORBIMAGE [********] per second of additional imaging window time provided to Licensee which exceeds the amount of imaging window time reserved for Licensee in that Operational Year. Licensee acknowledges and agrees that its right to receive imaging window time under this Section 5.c.(ii) is subject to the U.S. Governments right to receive on a priority basis hyperspectral imagery anywhere in the world from taskings of the OrbView-4 System.

          (iii) It is recognized that Licensee may request imagery of areas that are outside of the communication range of the Licensee Ground Facility using the OrbView-3 System satellite or OrbView-4 System satellite recorder, as applicable, and that ORBIMAGE will use its reasonable efforts to meet such requests, subject to contractual or other obligations. In the event such imagery is provided, it shall be subject to the standard ORBIMAGE product price list as amended from time to time.

          (iv) It is recognized that Licensee has the right to request imagery that is outside of the Effective Imaging Range but within the communication range of the Licensee Ground Facility, using either the Primary or Secondary Satellite. In such case ORBIMAGE shall use its reasonable efforts to meet such requests, provided such request can be integrated into the imaging window time allocated to Licensee pursuant to Section 5.c.(ii). In the event that ORBIMAGE can fulfill such request, the additional time provided shall be credited to the amount of imaging window time reserved for Licensee for that Operational Period.

     d. ORBIMAGE shall invoice Licensee on a quarterly basis for the guaranteed amount set forth in Subsection (c) above. All invoices shall be paid within 30 days of receipt. In the event Licensee fails to make payment within the required period, ORBIMAGE, at its discretion, may assess a finance charge at the prime rate charged by Morgan Guaranty Trust Company of New York at the date of invoice plus 5% per annum. Annual license payments related to subsequent satellites that may be incorporated into the OrbView Systems will be the subject of future negotiations.

     e. In the event that the OrbView-3 System satellite and/or the OrbView-4 System satellite becomes incapable of providing imagery substantially in accordance with Attachment B and ORBIMAGE is unable to cure such failure within 60 days from the date on which ORBIMAGE provides Licensee of written notice thereof, then the parties shall renegotiate in good faith the guaranteed minimum amounts payable pursuant to Section 5(c)(i) above. If ORBIMAGE and the Licensee are not able to agree on a mutually acceptable reduction in the guaranteed amount within 60 days after the date of said notice, either party shall have the right to terminate this Agreement with immediate effect by written notice to the other, provided that such notice must be delivered to the other party no later than 15 days after the end of said 60-day period (or the first business day thereafter if such date falls on a weekend or holiday). In the event this Agreement is terminated pursuant to this paragraph, neither party shall have any liability to the other party hereunder except for payments due and unpaid for OrbView-3 and OrbView-4 System services through the date of termination.

6 — LICENSEE GROUND FACILITY

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

     Licensee shall procure a ground image receive station and image processing center that shall be operational and capable of receiving and processing OrbView Imagery no later than the Target Launch Date.

7 — TERM OF THE AGREEMENT

     a. Term. This term of this Agreement shall terminate four (4) years after the Operational Capability Date of the Primary Satellite. The terms and other conditions of this Agreement may, by mutual written agreement, be modified whenever additional satellites or other major significant capabilities are contemplated for addition to the OrbView Systems. Not later than one (1) year prior to the expiration of the term of this Agreement, Licensee shall have the option, but not the obligation, exercisable by written notice to ORBIMAGE, to extend the term of this Agreement for an additional three (3) years, on the same terms and conditions, including, without limitation, the guaranteed amount payable in each Operational Period as set forth in Section 5.c.(i).

     b. Reserved.

     c. Termination for Breach. This Agreement may be terminated by the non-breaching party at any time after the occurrence of any of the following events (“events of default”):

          (i) Licensee shall fail to pay any amount due under this Agreement, within the time period specified, and such payment is not made within five business days notice from ORBIMAGE of such failure;

          (ii) Any representation or warranty made by Licensee or ORBIMAGE in this Agreement or any other document delivered pursuant to this Agreement shall be false or misleading in any material respect;

          (iii) A party shall fail to observe or perform any of its material obligations under this Agreement, and such failure to observe or perform is not cured within sixty (60) days of notice of such failure;

          (iv) A party shall become insolvent, admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets, initiate or become subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or liquidate or wind up, voluntarily or otherwise;

          (v) Currency exchange restrictions that prevent Licensee from making its payments to ORBIMAGE in U.S. dollars shall be imposed by any governmental authority or agency in the Territory and continue in effect for more than 12 months;

          (vi) Licensee shall take any action or fail to take any action that results in Licensee or ORBIMAGE contravening or violating any law in effect in any part of the Territory or the United States;

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

          (vii) Licensee shall fail to obtain any necessary Korean government permits within 60 days after the Operational Capability Date; and

     d. Damages.

          (i) Damages payable by Licensee to ORBIMAGE:

               (A) Except as otherwise provided in this Agreement, if prior to the Operational Capability Date of the Primary Satellite, ORBIMAGE terminates this Agreement for breach by Licensee, then Licensee shall pay damages to ORBIMAGE equal to the lesser of all reasonable and documented costs incurred through the date of termination by ORBIMAGE under this Agreement or [**************].

               (B) Except as otherwise provided in this Agreement, if following the Operational Capability Date of the Primary Satellite, ORBIMAGE terminates this Agreement for breach by Licensee, then Licensee shall pay damages to ORBIMAGE in an amount equal to [*************], minus any payments made to ORBIMAGE for OrbView-3 and OrbView-4 related services hereunder through the date of termination. Nothing herein shall relieve Licensee of its obligation to pay all invoices that have been delivered, or obligations otherwise accrued, prior to such date of termination.

          (ii) Damages payable by ORBIMAGE to Licensee:

               (A) except as otherwise provided in this Agreement, if Licensee terminates this Agreement for breach by ORBIMAGE, then ORBIMAGE shall pay damages to Licensee equal to the lesser of all reasonable and documented costs incurred through the date of termination by Licensee under this Agreement or [**************].

          (iii) All payments for damages under this Section 7 shall be made within thirty (30) days of termination and may be conditioned upon the execution by both parties of a mutually acceptable release.

          (iv) Notwithstanding anything herein to the contrary, neither ORBIMAGE nor Licensee shall be liable to the other for any damages, expenses, costs, indemnification or otherwise in the event that this Agreement is terminated pursuant to Sections 4.b., 5.e., 9 or Section 1.c.

          (v) In no event shall any liability of either party exceed the amounts provided for in this Section 7.d.

     e. Use of System after Termination. On the effective date of termination of this Agreement, Licensee shall cease to use the OrbView Systems. In the event of the occurrence of an event of default by Licensee, to the extent permitted by law, ORBIMAGE shall be entitled to, in its sole discretion, establish another Licensee in the Territory. Licensee agrees to cooperate in ensuring continued operations and transfer of control to the new Licensee.

8 — REPRESENTATIONS AND WARRANTIES

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

     a. Each of Licensee and Samsung represents and warrants to ORBIMAGE as of the date hereof with respect to itself only, as follows: (i) such party is a corporation duly incorporated and validly existing under the laws of the republic of Korea; (ii) such party is in good standing under the laws of the republic of Korea and in each other jurisdiction where such organization or good standing is required for the performance of this Agreement; (iii) such party has the power and authority, corporate or otherwise, to enter into this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of the Agreement by such party has been duly authorized by all necessary action; (iv) the Agreement has been duly executed and delivered by such party and constitutes a legally valid and binding obligation of such party, enforceable against such party in accordance with its terms; (v) such party’s entry into and performance under this Agreement does not violate any of its certificate of incorporation, bylaws or similar constituent documents, or any law, rule or regulation, judicial, administrative or executive order, or contractual commitment by which such party or its assets is bound; and (vi) such party has or will have when required all licenses, permits and approvals from all applicable governmental authorities and agencies necessary for Licensee to perform its obligations under this Agreement.

     b. Licensee agrees to indemnify and hold harmless ORBIMAGE and its affiliates, officers, directors, employees, agents and representatives from and against all claims, demands or liabilities (including, without limitation, reasonable attorneys’ fees) of third parties arising on or after the date hereof, out of or in connection with Licensee’s wrongful or grossly negligent operation of the Licensee Ground Facility, Licensee’s misuse of the OrbView logos, trademarks and service marks and other intellectual property rights of ORBIMAGE or any third parties incorporated into the OrbView-3 and OrbView-4 Systems, or Licensee’s breach of any representations, warranties, covenants or agreements contained herein or of any third parry rights. This indemnification obligation shall survive the expiration or termination of this Agreement.

     c. Samsung agrees to indemnify and hold harmless ORBIMAGE and its affiliates, officers, directors, employees, agents and representatives from and against all claims, demands or liabilities (including, without limitation, reasonable attorneys’ fees) of third parties arising prior to the date hereof, out of or in connection with Samsung’s wrongful or grossly negligent operation of the Licensee Ground Facility, Samsung’s misuse of the OrbView logos, trademarks and service marks and other intellectual property rights of ORBIMAGE or any third parties incorporated into the OrbView-3 and OrbView-4 Systems, or Samsung’s breach of any representations, warranties, covenants or agreements contained herein or of any third parry rights. This indemnification obligation shall survive the expiration or termination of this Agreement.

     d. ORBIMAGE represents and warrants to Licensee and Samsung as of the date hereof with respect to itself only, as follows: (i) it is corporation duly incorporated and validly existing under the laws of the State of Delaware; (ii) it is in good standing under the laws of the state of Delaware and in each other jurisdiction where its good standing is required for the performance of this Agreement; (iii) it has the power and authority, corporate or otherwise, to enter into this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of the Agreement by ORBIMAGE has been duly authorized by all necessary action; (iv) the Agreement has been duly executed and delivered by ORBIMAGE and constitutes a legally valid and binding obligation, enforceable against ORBIMAGE in accordance with its terms; (v) its entry into

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

and performance under this Agreement does not violate any of its certificate of incorporation, bylaws or similar constituent documents, or any law, rule or regulation, judicial, administrative or executive order, or contractual commitment by which ORBIMAGE or its assets are bound; (vi) it has or will have when required all licenses, permits and approvals from all applicable governmental authorities and agencies necessary for ORBIMAGE to perform its obligations under this Agreement; and (vii) its OrbView-3 and OrbView-4 Systems shall be capable of delivering imagery that meets the criteria set forth in Attachment B hereto.

9 — SYSTEM OUTAGES AND FAILURE

     a. In the event of the failure of the Primary Satellite, Licensee shall have the same rights with respect to imagery derived from the Secondary Satellite that it previously had with respect to the Primary Satellite pursuant to Section 3.a.(i) above, subject to (i) U.S. Government rights to receive on a priority basis hyperspectral imagery from taskings of the OrbView-4 System, and (ii) the rights of ORBIMAGE’s other distributors. For example, if OrbView-3 is the Primary Satellite and OrbView-4 is the Secondary Satellite, and OrbView-3 fails, Licensee shall thereafter have the same rights with respect to imagery derived from OrbView-4 that it previously had with respect to OrbView-3, subject to provisos in the preceding sentence. Notwithstanding the foregoing, nothing contained in this Section 9.a shall limit Licensee’s right to terminate the Agreement pursuant to Section 5.e in the event of the failure of the Primary Satellite.

     b. In the event ORBIMAGE is unable to provide Licensee with access to the Primary Satellite due to temporary or intermittent problems with the system (not including planned periods of satellite unavailability that result from the system architecture) for a total of more than ten (10) days during any Operational Period, Licensee’s sole and exclusive remedy shall be to extend the term of this Agreement one (1) day for each day in excess of such ten days that ORBIMAGE is unable to provide Licensee with access to the system. Notwithstanding anything to the contrary in this Agreement, the foregoing shall be Licensee’s sole and exclusive remedy in the event of due to temporary or intermittent problems with the system.

     c. If both the Primary and Secondary Satellite fail on launch, or ORBIMAGE determines in its sole discretion that both the Primary and Secondary Satellite systems have permanently and irrevocably failed such that Licensee cannot access the system, either party shall be entitled to terminate this Agreement.

     d. If ORBIMAGE declares a system failure pursuant to Section 9.c. and terminates this Agreement, neither party shall have any liability to the other whatsoever as a result of such termination, except that Licensee shall pay ORBIMAGE all outstanding amounts due under this Agreement through the date of termination.

10 — DISCLAIMER OF WARRANTIES AND LIMITATION OF LIABILITY

     a. Each of the parties acknowledges and understands that the OrbView Systems are new, untested systems that entail a high degree of risk of (i) delay in or cancellation of deployment and (ii) launch vehicle, satellite and other equipment or software failure or impaired performance, and that there can be no assurance that the OrbView Systems will be an economically viable system

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

even if successfully deployed. Each party shall bear all responsibility, risk and cost associated with developing and maintaining its respective business and ORBIMAGE shall not be liable to Licensee for costs or damages caused by any schedule delays or failure of the OrbView Systems or any component thereof, except as specifically provided herein.

     b. (i) EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN SECTION 8 HEREIN, ORBIMAGE MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO ANY SERVICES AND/OR PRODUCTS TO BE PROVIDED BY ORBIMAGE HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR AN PARTICULAR PURPOSE, OR ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING CAPACITY OR SUITABILITY FOR USE, THAT IS NOT CONTAINED IN SECTION 8 OF THIS AGREEMENT SHALL BE DEEMED TO BE A WARRANTY BY ORBIMAGE.

          (ii) neither ORBIMAGE nor the Licensee shall be liable to the other for any indirect, incidental, or consequential damages in connection with this Agreement, including loss of use, revenue or profit. Any liability of one party to the other for direct damages shall be limited to the amounts set forth in Section 7.d. above.

     c. Licensee shall ensure that all of its Authorized Customers agree to the foregoing waiver of rights and claims.

     d. Notwithstanding anything herein to the contrary, under no circumstances shall ORBIMAGE have any liability to Licensee whatsoever relative to the performance of the OrbView-2 System, OrbView-2 imagery or hardware contemplated to be provided under this Agreement.

     e. Notwithstanding anything herein to the contrary, under no circumstances shall ORBIMAGE have any liability to Licensee whatsoever relative to the DITOS provided by ORBIMAGE to Licensee hereunder, including, without limitation, any liability related to or arising out of the installation, integration, operation, maintenance or repair of DITOS.

11 — DISPUTE RESOLUTION

     a. In the event of a dispute regarding any matter covered by this Agreement, ORBIMAGE and Licensee shall use all reasonable efforts to resolve such dispute within sixty calendar days of when such parties commenced discussion of such dispute. In the event the parties are unable to agree on the resolution of such dispute within such period of time, either party may remove the dispute for settlement by final and binding arbitration in London, England, in accordance with the then rules of arbitration of the international chamber of commerce (ICC) (to the extent not modified by this Section). In the event that more than one dispute arises under this Agreement, such disputes may be consolidated in a single arbitral proceeding. The arbitral tribunal shall be composed of three arbitrators, each of whom shall have experience in satellite business and/or the subject matter of the dispute if it is different. Each of ORBIMAGE and Licensee shall appoint one

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

arbitrator. If any party shall fail to appoint an arbitrator within thirty days from the date on which the other party’s request for arbitration has been communicated to the first party, such appointment shall be made by the ICC. The two arbitrators so appointed shall agree upon the third arbitrator who shall act as chairman of the arbitral tribunal and who shall have experience in satellite business and/or the subject matter of the dispute, if it is different. If the two appointed arbitrators fail to nominate a chairman within ten days from the date as of which both arbitrators shall have been appointed, such chairman shall be selected by the ICC. In all cases, the arbitrators shall be fluent in English and the arbitration shall be conducted in English. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction or application may be made for judicial acceptance of the award and an order of enforcement, as the case may be. The parties agree that if it becomes necessary for any party to enforce an arbitral award by a legal action or additional arbitration or judicial methods, the party against whom enforcement is sought shall pay all reasonable costs and attorney’s fees incurred by the party seeking to enforce the award.

     b. Pending a final determination by the arbitrators, both parties shall continue to fulfill all of their obligations under this Agreement, except in the event that this Agreement has been terminated by either party.

     c. The rights of the parties under this Section 11 shall be the exclusive remedy with respect to any dispute regarding any matter covered by this Agreement.

12 — COMPLIANCE WITH LAWS

     a. Licensee shall comply in all respects with all applicable laws, rules and regulations of all applicable United States and Korean governmental authorities in the performance of its obligations hereunder, including, without limitation, (i) the Land Remote Sensing Policy Act of 1992, (ii) the Foreign Corrupt Practices Act, and (iii) the 1997 Defense Authorization Act, and the respective regulations and rules promulgated thereunder and any orders or policies announced or implemented thereunder, as such may be amended or replaced from time to time.

     b. Licensee acknowledges that ORBIMAGE is subject to United States Arms Export Control Act and International Traffic In Arms Regulations (22 U.S.C. Section 275 et seq., 22 C.F.R. Part 120, et seq.) and other laws and regulations which govern the export of certain technology related to the transmission and receipt of OrbView Imagery. Licensee agrees that it shall not directly or indirectly do any act or take any action which will constitute a violation or which will cause ORBIMAGE to violate such laws or regulations and Licensee will do all things necessary for ORBIMAGE to comply with such laws and regulations.

     c. Corruption of Public Officials in International Business Transactions.

          (i) Commencing with the parties negotiations resulting in this Agreement, and continuing during the term hereof and any extensions, each of ORBIMAGE and Licensee agree that its employees, agents, representatives, officials, board members (including family members of any of the foregoing), shall not offer, promise or give any undue pecuniary or other advantage, whether directly or through any intermediaries, to a public official or one acting in the capacity of a public official (whether elected, appointed or otherwise selected for that public official position and

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

whether such position be with a local, regional or national governmental entity or international organization), in order to induce, influence or request that the official (or relevant third party) act, or refrain from acting, in the performance of official duties, in order to obtain or retain business or to secure an improper advantage in the conduct of any business related to this Agreement.

          (ii) Notwithstanding the foregoing, ORBIMAGE and Licensee agree that the obligations in Section 12.c.(i) above:

               (A) Do not apply to any facilitating or expediting payments to such public official to secure the performance of routine governmental actions (an action which is ordinarily and commonly performed by a foreign official, such as processing governmental papers or providing utility services); or

               (B) Payments that were (or will be) made as a reasonable and bona fide expenditure (such as travel and lodging expenses) that is properly and openly recorded in the books and accounts of the expending party and such expense was directly related to the promotion, demonstration or explanation of either such party’s products or services; or was directly related to the execution or performance of a contract with either party’s government or agency thereof.

          (iii) The party failing to comply with Section 12.c.(i) above, or whose actions are not permitted by Section 12.c.(ii) above, shall indemnify and hold harmless the other from and against any and all damages, suffered by the other party as a result of the failing party’s action(s) or inactions(s) under this Section 12.c. Such damages shall be paid by the failing party to the other party on demand.”

13 — RESERVED

14 — MISCELLANEOUS

     a. Notices. All notices given under this Agreement must be in writing and sent by hand delivery, by facsimile transmission or by registered mail, postage prepaid, to:

Orbital Imaging Corporation:

ORBIMAGE
21700 Atlantic Boulevard
Dulles, VA 20166
Facsimile: (703) 406-6015
Attention: Manager, Contracts

Licensee:
Korea Aerospace Industries, Ltd.
463, 3Ka, Chungjeong-Rd
Seodaemun-ku
Seoul, Korea 120-709
Attention:____________________

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

Samsung:
Samsung Aerospace Industries, Ltd.
15th Flr., Sungwon Bldg
141, Samsung-Dong, Kangnam-Ku
Seoul, Korea 135-716
Attention: Satellite Business Department

          or to such other persons or addresses as either party may designate by written notice to the other. All such notices sent to either Licensee or ORBIMAGE shall be effective upon delivery if hand delivery, twenty-four (24) hours after transmission, if sent by facsimile, or on the date ten (10) days from posting if sent by mail.

     b. Successors and Assigns. This Agreement shall be binding upon the parties hereto, their successors and permitted assigns. Except as permitted by Section 1.d hereof, neither this Agreement nor any interests or duties of Licensee or Samsung hereunder may be assigned (by operation of law or otherwise) by Licensee or Samsung, respectively, without the express written consent of ORBIMAGE, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Licensee acknowledges and agrees that the effectiveness of any permitted assignment of this Agreement by Licensee is subject to approval of the U.S. Department of Commerce under the DOC License described in Section 3.c. of this Agreement.

     c. Entire Agreement. This Agreement and all attachments (which are hereby made part of this Agreement) contain the entire understanding between Samsung, Licensee and ORBIMAGE and supersede all prior written and oral understandings relating to the subject hereof. No representations, agreements, modifications or understandings not contained herein shall be valid or effective unless agreed to in writing and signed by both parties. Any modification or amendment of this Agreement must be in writing and signed by both parties.

     d. Governing Law and Jurisdiction. The construction, interpretation and performance of this Agreement, as well as the legal relations of the parties arising hereunder, shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to the conflict or choice of law provisions thereof. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to any provision of this Agreement. Neither party may bring any action for a claim under this Agreement later than one year after the termination of this Agreement; provided that claims under any provision of this Agreement that survives termination of this Agreement may be brought within one year of the later of the occurrence of the event giving rise to the claim and actual knowledge thereof by the party asserting such claim

     e. Force Majeure. Neither party shall be held responsible for failure or delay in performance or delivery if such failure or delay is the result of an act of god, the public enemy, embargo, governmental act, fire, accident, war, riot, strikes, inclement weather or other cause of a similar nature that is beyond the control of the parties. In the event of such occurrence, this Agreement shall be amended by mutual agreement to reflect an extension in the period of performance and/or time of delivery. Failure to agree on an equitable extension shall be considered a dispute and resolved in accordance with Section 11.

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

     f. Waiver. It is understood and agreed that no failure or delay by either ORBIMAGE or Licensee in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. No waiver of any terms or conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition. All waivers must be in writing and signed by the party sought to be bound.

     g. Severability. If any part of this Agreement shall be held unenforceable, the remainder of this Agreement will nevertheless remain in full force and effect.

     h. Headings. Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     i. Independent Contractors. Licensee and ORBIMAGE are independent contractors to one another, neither party has the authority to bind the other in any way or to any third party, and nothing in this Agreement shall be construed as granting either party the right or authority to act as a representative, agent, employee or joint venture of the other.

     j. Communications in English. The parties agree that all communications, notices or any written material to be provided by ORBIMAGE to Licensee or by Licensee to ORBIMAGE under this Agreement shall be in the English language or accompanied by an accurate and complete translation into English.

     k. Calendar. The Gregorian calendar shall be used in calculating, invoicing and paying all amounts due under this Agreement.

     l. Payments. All payments due and payable hereunder shall be paid in U.S. Dollars in immediately available funds to the bank account specified by either party in writing, as the case may be.

     m. Language of Agreement. This Agreement is executed in English.

     n. Waiver of Sovereign Immunity. Each of Licensee and Samsung (including any permitted assignee or party assuming any rights or obligations under this Agreement) unconditionally and irrevocably:

          (i) agrees that the execution, delivery and performance by it of this Agreement constitutes private and commercial acts rather than public or governmental acts;

          (ii) agrees that should any legal proceedings be brought against it or its assets in relation to this Agreement or any transaction contemplated by this Agreement no immunity (sovereign or otherwise) from such legal proceedings shall be claimed by or on behalf of itself or with respect to its assets, to the maximum extent permitted by law;

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

          (iii) to the maximum extent permitted by law, waives any such right of immunity (sovereign or otherwise) which it or its assets now has or may acquire in the future; and

          (iv) consents in respect of the enforcement of any judgment against it in any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, to the maximum extent permitted by law, the making, enforcement or execution against or in respect of any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

     o. Confidentiality. In the course of performing their respective obligations hereunder, each of Licensee and ORBIMAGE may receive proprietary information of the other party which will be nonpublic and confidential (“Confidential Information”). Each of Licensee and ORBIMAGE agrees that (i) it shall keep the Confidential Information of the other in strictest confidence using at least the same degree of care as it uses to protect its own proprietary and confidential information and in no event less than a reasonable degree of care under the circumstances; (ii) it shall not disclose any Confidential Information of the other to any person or entity, except its employees who need to know such information for the performance of their duties in connection with this Agreement and who have agreed in writing prior to receipt of such Confidential Information to receive such information under terms at least as restrictive as those set forth in this Agreement; and (iii) it shall not use the Confidential Information for any purpose other than as permitted by this Agreement. Confidential Information shall not include information that (A) is generally available to the public at the time of disclosure; (B) after disclosure becomes generally available to the public, other than as a result of a disclosure to the public in breach of this Agreement; (C) is lawfully obtained by the receiving party on a non-confidential basis from a source other than the disclosing party prior to its receipt of the Confidential Information from the disclosing party; or (D) is independently developed by employees or other representatives of the receiving party. This 14.o. shall not prevent the parties from submitting this Agreement and/or a summary of its terms to their respective national authorities.

     p. Effect of Restatement and Amendment. This Agreement amends, restates and supercedes in its entirety the Third Agreement.

     q. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original and all of which together shall constitute one and the same instrument.

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

ORBITAL IMAGING CORPORATION

By:

Gilbert D. Rye
President and Chief Executive Officer

KOREA AEROSPACE INDUSTRIES, LTD.

By:

Name:

Title:

SAMSUNG AEROSPACE INDUSTRIES, LTD.

By:

Name:

Title:

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

GUARANTEE OF AGREEMENT

          This Guarantee of Agreement is executed by Orbital Sciences Corporation (“Orbital”) with effect as of September 1, 2000. In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and with respect to the subject matter of that certain Amended and Restated Distributor License Agreement (the “Agreement”) of even date herewith among Orbital Imaging Corporation (“ORBIMAGE”), Samsung Aerospace Industries, Ltd., and Korea Aerospace Industries, Ltd., Orbital, as shareholder of approximately 50% on a fully diluted basis of ORBIMAGE as of the date hereof, hereby guarantees the performance by ORBIMAGE of the Agreement.

ORBITAL SCIENCES CORPORATION

By:

Name:

Title:

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

GUARANTEE OF AGREEMENT

     This Guarantee of Agreement is executed by [*****************], with effect as of September 1, 2000. In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and with regard to the subject matter of that certain Amended and Restated Distributor License Agreement (the “Agreement”) of even date herewith among Orbital Imaging Corporation, Samsung Aerospace Industries, Ltd., and Korea Aerospace Industries, Ltd. (Licensee”), [********] hereby guarantees the performance by Licensee of the Agreement.

[*******************]

By:

Name:

Title:

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

ATTACHMENT A
U.S. DEPARTMENT OF COMMERCE OPERATING LICENSE
ISSUED TO ORBIMAGE

On May 5, 1994, the U.S. Department of Commerce issued a license (the “DOC License”) under Title II of the Land Remote Sensing Policy Act of 1992, P.L. 102-555 (the “Act”), for Orbital Sciences Corporation, on behalf of Eyeglass International, to operate a private remote-sensing space system, known as “Eyeglass”. The DOC License was subsequently amended and issued to ORBIMAGE to operate the “OrbView” system. The DOC License is valid for a period of 10 years. The major contents of the DOC License are outlined below. It is the intent of this Agreement that all of the requirements levied by the DOC License on ORBIMAGE shall also apply to the fullest extent to Licensee.

     A. The DOC License is limited to the operations of a land remote-sensing space system and subject to the following terms and conditions that apply to ORBIMAGE and any subsidiary, affiliate, or contractor, as appropriate. The issuance of the DOC License does not relieve ORBIMAGE of the obligation to obtain export or other licenses from appropriate U.S. Government agencies pursuant to applicable statutes.

          1. ORBIMAGE shall comply with the requirements of the Act and any applicable regulations issued pursuant to the Act. ORBIMAGE shall operate the system in a manner that preserves the national security and observes the international obligations and foreign policies of the United States. The ORBIMAGE shall at all times maintain positive control of the spacecraft including safeguards to ensure the integrity of spacecraft operations. ORBIMAGE shall maintain and make available to the U.S. Government, as requested, a record of all satellite tasking operations, for the previous year.

During periods when national security or international obligations and/or foreign policies may be compromised, as defined by the Secretary of Defense or the Secretary of State, respectively, the Secretary of Commerce may, after consultation with the appropriate agency (ies), require ORBIMAGE to limit data collection and/or distribution by the system to the extent necessitated by the given situation. During those periods when, and for those geographic areas that, the Secretary of Commerce has required ORBIMAGE to limit distribution, ORBIMAGE shall, on request, make the enhanced data thus limited from the system available exclusively, by means of government furnished rekeyable encryption on the downlink, to the U.S. Government. The costs and terms associated with meeting this condition will be negotiated directly between ORBIMAGE and DOD (for the U.S. Government) in accordance with Section 507 (d) of the Act.

ORBIMAGE shall ensure that all encryption devices used are approved by the U.S. Government for the purpose of denying unauthorized access to others during periods when national security or international obligations and/or foreign policies may be compromised.

ORBIMAGE shall use a data downlink format that allows the U.S. Government access and use of these data during periods when national security or international obligations and/or foreign policies may be compromised. ORBIMAGE shall provide sufficient documentation to the U.S. Government on ORBIMAGE’s downlink data format to assure this access.

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

          2. ORBIMAGE will make available to the Government of any country (including the United States) unenhanced data concerning the territory under the jurisdiction of such Government as soon as such data are available and on reasonable cost terms and conditions.

          3. ORBIMAGE will make available unenhanced data requested by the National Satellite Land Remote Sensing Data Archive (the Archive) in the Department of the Interior on reasonable cost terms as agreed by ORBIMAGE and the Archive. After a reasonable period of time, as agreed with ORBIMAGE, the Archive may make these data available to the public at a price equivalent to the cost of fulfilling user requests.

Before purging any data in its possession, ORBIMAGE shall offer such data to the Archive at the cost of reproduction and transmission. The Archive may make these data available immediately to the public at a price equivalent to the cost of fulfilling user requests.

          4. Upon termination of operations under the DOC License, ORBIMAGE will dispose of any satellite in space in a manner satisfactory to the President. To meet this condition and to deal with any circumstances involving the satellite’s end of life/termination of mission, ORBIMAGE shall obtain a priori U.S. Government approval of all plans and procedures to deal with the safe disposition of the satellite (e.g., burn on reentry or controlled deorbit).

          5. ORBIMAGE shall not change the operational specifications of the satellite system from the application as submitted, which would result in materially different capabilities than those described in the application, without filing an amendment as specified in paragraph C.3 of the DOC License.

          6. ORBIMAGE shall notify the National Environmental Satellite, Data, and Information Service (NESDIS) of any significant or substantial agreement that ORBIMAGE intends to enter with a foreign nation, entity, or consortium involving foreign nations or entities at least 60 days before concluding such agreement. Significant or substantial agreements include, but are not limited to, agreements which would provide for the tasking of the satellite and its sensors, provide for real-time direct access to unenhanced data, or involve high-volume data purchase agreements. NESDIS, in consultation with the appropriate agencies, shall review the proposed agreement to ensure that it is consistent with the terms and conditions of the DOC License. Specifically, the agreement shall require that the foreign entity will abide by the conditions in the DOC License addressing national security and international obligations and foreign policies. If NESDIS, in consultation with appropriate agencies, determines that the proposed agreement will compromise national security concerns or international obligations or foreign policy, NESDIS will so advise ORBIMAGE.

     B. Enforcement of the DOC License will be carried out in accordance with Section 203 of the Act. Any civil penalties authorized by Section 203(a) (3) will be assessed in accordance with the procedures set forth in Subparts B and C of 15 C.F.R. Part 904. Such civil penalties may be assessed in amounts up to $10,000 for any violation of the Act or any condition of the DOC License with each day of violation constituting a separate violation.

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

     C. Before ORBIMAGE may take any of the following actions NESDIS must grant an amendment to the DOC License. NESDIS will consult with the appropriate Federal agencies, as required by the Act, before taking final action on the amendment. ORBIMAGE must promptly file all relevant information with NESDIS if ORBIMAGE anticipates the occurrence of any of the following conditions:

          1. Assignment or transfer of the DOC License;

          2. Any change in ownership of ORBIMAGE that would result in foreign individuals, entities, or consortia having an aggregate interest in ORBIMAGE in excess of 25 percent; and

Any change in the orbital characteristics, performance specifications, or data collection and exploitation capabilities approved above. In the case of an emergency posing an imminent and substantial threat of harm to human life, property, environment, or the remote-sensing space system itself, ORBIMAGE shall not be required to obtain such amendment. If circumstances permit, ORBIMAGE shall attempt to obtain oral approval from NESDIS prior to making any such substantial change.

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION

ATTACHMENT B
EXPECTED NOMINAL PERFORMANCE OF THE ORBVIEW-3 SYSTEM

•	Resolution & Swath Width:

Panchromatic:1-meter resolution in 8-kilometer swaths
Multispectral:4-meter resolution in 8-kilometer swaths

•	MTF:

[**************]
[**************]

•	Orbital Characteristics:

Revisit over the Korean Peninsula approximately every three days or less

•	Accuracy:

Horizontal = 12 meters
Vertical = 12 meters (with Ground Control Points); 15 meters (without Ground Control Points)

EXPECTED NOMINAL PERFORMANCE OF THE ORBVIEW-4 SYSTEM

•	Resolution & Swath Width:

Panchromatic:1-meter resolution in 8-kilometer swaths
Multispectral:4-meter resolution in 8-kilometer swaths

•	MTF:

[**************]
[**************]

•	Orbital Characteristics:

Revisit over the Korean Peninsula every three days or less

•	Accuracy:

Horizontal = 12 meters
Vertical = 12 meters (with Ground Control Points); 15 meters (without Ground Control Points)

ORBITAL IMAGING CORPORATION
CONFIDENTIAL AND PROPRIETARY INFORMATION